EXHIBIT 10.7

W6316 Design Drive	920-882-5622
Greenville, WI 54942	920-882-5814 Fax

June 3, 2004

Employment Agreement

Amendment II

Effective April 25, 2004

Both School Specialty, Inc., a Wisconsin corporation (the “Company”) and A. Brett Pulsipher (“Employee”) agree, by the below duly executed document, to the below Amendment to section I- Employment and Duties.

Amendment

Section I amended and rewritten to reflect new title and to redefine reporting relationship and in no way alters and or changes any previous amendments or sections of the agreement.

New Section Language

Employment and Duties The Company hereby agrees to employ the Employee and the Employee hereby accepts employment as Executive Vice President, of Corporate Technology for the Company and agrees to devote his full business time and efforts to the diligent and faithful performance of his duties hereunder the direction of the Chief Executive Officer of the Company. Such duties shall be performed in the State of Wisconsin.

In witness whereof, the parties hereto have amended this agreement as of the late reflective date listed above.

Company: School Specialty, Inc.

June 3, 2004
Date	/s/ David Vander Zanden
David Vander Zanden, CEO
Employee:

June 3, 2004
Date	/s/ A. Brent Pulsipher
A. Brent Pulsipher, Individual